Form of
Incentive Stock Option Agreement
under the Fargo Electronics, Inc.
1998 Stock Option and Grant Plan

Name of Optionee:
No./Class of Option Shares:	Shares of Common Stock
Grant Date:
Expiration Date:
Option Exercise Price/Share:	$1.00

    Pursuant to the Fargo Electronics, Inc. 1998 Stock Option and Grant Plan (the "Plan"), Fargo Electronics, Inc., a Minnesota corporation (together with all successors thereto, the "Company") hereby grants to the person named above (the "Optionee"), who is a full-time employee of the Company, an option (the "Stock Option") to purchase on or prior to the expiration date specified above (the "Expiration Date") all or any part of the number of shares of Common Stock, par value $0.01 per share (the "Common Stock"), of the Company indicated above (the "Option Shares"), at the per share option exercise price specified above, subject to the terms and conditions set forth in this Incentive Option Agreement (the "Agreement") and in the Plan. All capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Plan.

1.  Vesting and Exerciseability.

    (a) No portion of this Stock Option may be exercised until such portion shall have vested.

    (b) Except as set forth below, this Stock Option shall be vested and exercisable with respect to the following number of Option Shares on respective the dates indicated:

Incremental/ Aggregate Number of Option Shares Exercisable*	Vesting Date
(25%)
(25%)
(25%)
(25%)

* Max. of $100,000 per yr. (any excess will be deemed Non-Qualified)

    Further, and notwithstanding anything herein to the contrary and without limitation of Section 8, upon the occurrence of a Sale Event (as defined in Section 8 below), fifty percent (50%) of the Option Shares that have not yet vested shall be deemed Vested and exercisable as of the closing or consummation of such Sale Event.

    (c) Once any portion of this Stock Option becomes vested and exercisable, it shall continue to be exercisable at any time or times prior to the Expiration Date, subject to the provisions hereof and of the Plan, including, without limitation, Section 8 hereof, which provide for the termination of unexercised options upon completion of certain transactions described therein. In the event that the Optionee's employment is terminated for any reason whatsoever, this Stock Option shall no longer vest or become exercisable with respect to any Option Shares which are not vested as of the effective date of such termination of employment, and the Optionee's right to exercise the portion of this Stock Option which is vested as of such effective date from and after such effective date shall be governed by the provisions of Section 3 hereof.

2.  Manner of Exercise.

    (a) The Optionee may exercise this Option only in the following manner: from time to time on or prior to the Expiration Date, the Optionee may deliver a Stock Option Exercise Notice (an "Exercise Notice") in the form of Appendix A hereto indicating his or her election to purchase some or all of the Option Shares with respect to which this Stock Option has vested at the time of such notice. Such notice shall specify the number of Option Shares to be purchased.

    Payment of the purchase price for the Option Shares may be made by one or more (if applicable) of the following methods: (i) in cash, by certified or bank check or other instrument acceptable to the Committee; (ii) if the closing of the first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock of the Company to the public has occurred, then (A) in the form of shares of Common Stock that are not then subject to restrictions under any Company plan and that have been held by the Optionee for at least six months, if permitted by the Committee in its discretion, or (B) by the Optionee delivering to the Company a properly executed Exercise Notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company to pay the option purchase price, provided that in the event the Optionee chooses to pay the option purchase price as so provided, the Optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or (iii) a combination of (i), (ii)(A) and (ii)(B) above. Payment instruments will be received subject to collection.

    (b) Certificates for the Option Shares so purchased will be issued and delivered to the Optionee upon compliance to the satisfaction of the Committee with all requirements under applicable laws or regulations in connection with such issuance. Until the Optionee shall have complied with the requirements hereof and of the Plan, the Company shall be under no obligation to issue the Option Shares subject to this Stock Option, and the determination of the Committee as to such compliance shall be final and binding on the Optionee. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of stock subject to this Stock Option unless and until this Stock Option shall have been exercised pursuant to the terms hereof, the Company shall have issued and delivered the Option Shares to the Optionee and the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full dividend and other ownership rights with respect to such Option Shares, subject to the terms of this Agreement.

    (c) Notwithstanding any other provision hereof or of the Plan, no portion of this Stock Option shall be exercisable after the Expiration Date hereof or such earlier expiration date as is specified in Section 3 or 8 hereof.

3.  Termination of Employment.  If the Optionee's employment by the Company or a Subsidiary (as defined in the Plan) is terminated, the period within which to exercise this Stock Option may be subject to earlier termination as set forth below.

    (a) Termination Due to Death.  If the Optionee's employment terminates by reason of death, this Stock Option may thereafter be exercised, to the extent it was vested and exercisable on the effective date of such termination, by the personal representative or legatee of the Optionee until the earliest of (i) one year from the date of death, (ii) the Expiration Date and (iii) the date provided by Section 8 hereof, and any Stock Options not exercised by such date shall lapse and terminate.

    (b) Termination Due to Disability.  If the Optionee's employment terminates by reason of his or her disability, this Stock Option may thereafter be exercised, to the extent it was vested and exercisable on the effective date of such termination, by the Optionee until the earliest of (i) one year from the date of termination, (ii) the Expiration Date, and (iii) the date provided by Section 8 hereof, and any Stock Options not exercised by such date shall lapse and terminate. The death of the Optionee during the one year period provided in this Section 3(b) shall extend such period for another one year from the date of death or until the Expiration Date or the date provided by Section 8 hereof, if earlier.

    (c) Other Termination.  If the Optionee's employment terminates for any reason other than: (1) the death or disability of the Optionee or (2) "for cause" (as defined in subparagraph (d) below), this Stock Option may thereafter be exercised, to the extent it was vested and exercisable on the effective date of such termination, by the Optionee until the earliest of (i) ninety (90) days after the date of such termination, (ii) the Expiration Date, and (iii) the date provided by Section 8 hereof, and any Stock Options not exercised by such date shall lapse and terminate.

    (d) For Cause.  If the Optionee' employment is terminated "for cause" (as defined below), then this Stock Option shall immediately be terminated and unexercisable on the effective date of such termination. The Board of Directors of the Company shall have the right to determine, in its sole discretion, exercised in good faith, the cause of any termination of the Optionee's employment. For purposes hereof, the service of the Optionee shall be deemed to have been terminated "for cause" if such termination results from:

       (i) the Optionee's commission of an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company or any of its subsidiaries, or conviction by a court of competent jurisdiction of, or pleading guilty or nolo contendere to, any felony or any crime involving moral turpitude;

      (ii) the Optionee's commission of a breach of any of the covenants, terms or provisions of any agreement with the Company, including any confidentiality or non-competition agreement, which breach has not been remedied within thirty (30) days after delivery to the Optionee by the Company of written notice of the facts constituting the breach; or

      (iii) the Optionee's failure to comply with written instructions from the Company's Board of Directors or Chief Executive Officer which are consistent with the Optionee's duties, position and general area of experience and skills, or the Optionee's willful and substantial failure to perform the duties of his or her position at the Company for a period of thirty (30) days after written notice from the Company.

4.  Incorporation of Plan.  Notwithstanding anything herein to the contrary, this Stock Option shall be subject to and governed by all the terms and conditions of the Plan.

5.  Transferability.  This Agreement is personal to the Optionee, is non-assignable and is not transferable in any manner, by operation of law or otherwise, other than by will or the laws of descent and distribution. This Stock Option may be exercised during the Optionee's lifetime only by the Optionee, and thereafter, only by the Optionee's legal representative or legatee.

6.  Status of the Stock Option.  This Stock Option is intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), but the Company does not represent or warrant that this Option qualifies as such. The Optionee should consult with his or her own tax advisors regarding the tax effects of this Option and the requirements necessary to obtain favorable income tax treatment under Section 422 of the Code, including, but not limited to, holding period requirements.

7.  Adjustment Upon Changes in Capitalization.  The shares of stock covered by this Stock Option are shares of Common Stock of the Company. Subject to Section 8, if the shares of Common Stock as a whole are increased, decreased, changed or converted into or exchanged for a different number or kind of shares or securities of the Company or any successor entity (or a parent or subsidiary thereof), whether through merger, consolidation, sale of all or substantially all of the assets of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the number and kind of shares and in the per share exercise price of shares subject to any unexercised portion of this Stock Option. In the event of any such adjustment in this Stock Option, the Optionee thereafter shall have the right to purchase the number of shares under this Stock Option at the per share price, as so adjusted, which the Optionee could purchase at the total purchase price applicable to this Stock Option immediately prior to such adjustment. No fractional shares of Common Stock shall be issued as a result of any such adjustment. Adjustments under this Section 7 shall be determined by the Committee, whose determination as to what adjustment shall be made, and the extent thereof, shall be conclusive.

8.  Effect of Certain Transactions.  Upon the occurrence of a Sale Event (as defined below), fifty percent (50%) of the Option Shares that have not yet vested shall be deemed vested and exercisable as of the closing or consummation of such Sale Event, provided that such acceleration and any notice of exercise of options that become vested as of such closing or consummation shall in all cases be subject to and contingent upon such closing or consummation. From and after the closing or consummation of any such Sale Event, this Stock Option shall terminate and no longer be exercisable as to any Option Shares unexercised on or prior to the closing or consummation date of such Sale Event, unless provision is made in such transaction, in the sole discretion of the parties thereto, for the assumption of this Stock Option or the substitution for this Stock Option of a new stock option of the successor person or entity or a parent or subsidiary thereof, if any, with such adjustment as to the number and kind of shares and the per share exercise price as such parties shall agree. In the event of any transaction subject to this Section 8, the Company shall give to the Optionee written notice thereof at least thirty (30) days prior to the closing or anticipated consummation date, or the record date for such transaction, if earlier.

    As used herein, a Sale Event means any of the following transactions: (i) a merger or consolidation of the Company with or into another corporation (with respect to which less than a majority of the outstanding voting power of the surviving or consolidated corporation is held by shareholders of the Company immediately prior to such event), (ii) the sale or transfer of all or substantially all of the properties and assets of the Company and its subsidiaries or (iii) any purchase by any party (or group of affiliated parties) other than an Investor (as defined in that certain Stockholders' Agreement dated as of February 18, 1998) of shares of capital stock of the Company (either through a negotiated stock purchase or a tender for such shares), the effect of which is that such party (or group of affiliated parties) that did not beneficially own a majority of the voting power of the outstanding shares of capital stock of the Company immediately prior to such purchase beneficially owns at least a majority of such voting power immediately after such purchase, so long as, in each case, the holders of all outstanding shares of the Company's Series A 8% Redeemable Preferred Stock and Convertible Participating Preferred Stock shall have received prior to such event or in connection therewith full payment in respect of such shares in accordance with the terms thereof.

9.  Miscellaneous Provisions.

    (a) Equitable Relief.  The parties hereto agree and declare that legal remedies may be inadequate to enforce the provisions of this Agreement and that equitable relief, including specific performance and injunctive relief, may be used to enforce the provisions of this Agreement.

    (b) Change and Modifications.  Pursuant to Section 10 of the Plan, the Committee may at any time amend or cancel any outstanding portion of this Stock Option, but no such action may be taken which adversely affects the Optionee's rights under this Agreement without the Optionee's consent.

    (c) Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

    (d) Headings.  The headings are intended only for convenience in finding the subject matter and do not constitute part of the text of this Agreement and shall not be considered in the interpretation of this Agreement.

    (e) Saving Clause.  If any provision(s) of this Agreement shall be determined to be illegal or unenforceable, such determination shall in no manner affect the legality or enforceability of any other provision hereof.

    (f)  Notices.  All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Optionee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.

    (g) Benefit and Binding Effect.  This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors, permitted assigns, and legal representatives. The Company has the right to assign this Agreement, and such assignee shall become entitled to all the rights of the Company hereunder to the extent of such assignment.

    (h) Counterparts.  For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

    (i)  No Rights to Employment.  This Stock Option does not confer upon the Optionee any rights with respect to continuance of employment by the Company or any Subsidiary.

[Remainder of Page Intentionally Blank]

    The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:

FARGO ELECTRONICS, INC.
By:
Kent O. Lillemoe Vice President

    The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned.

Dated:	OPTIONEE:
Name:

Address

Appendix A

STOCK OPTION EXERCISE NOTICE

Fargo Electronics, Inc.
Attention: Chief Financial Officer
7901 Flying Cloud Drive
Eden Prairie, MN 55344

Dear Sirs:

    Pursuant to the terms of my stock option agreement dated              (the "Agreement") under the Fargo Electronics, Inc. 1998 Stock Option and Grant Plan, I, [Insert Name]                 , hereby [Circle One] partially/fully exercise such option by including herein payment in the amount of $         representing the purchase price for [Fill in number of Option Shares]          option shares. I have chosen the following form(s) of payment:

/ /	1.	Cash
/ /	2.	[Certified or Bank] Check payable to Fargo Electronics, Inc.
/ /	3.	Other (as described in the Agreement (please describe)) .
Sincerely yours,

Please Print Name: